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                                                                    Exhibit 99.1



[LOGO OF ITS]

        International Total Services to Restate Past Three Fiscal Years

     CLEVELAND--(BUSINESS WIRE)--Feb. 3, 2000--International Total Services, Inc. (stock symbol ITSW) announced today it has been advised by its outside independent auditor that it should expect to receive an opinion stating that there is "substantial doubt about the company's ability to continue as a going concern" in connection with the audit of its financial statements for the fiscal year ended March 31, 1999. In addition, the company announced that, as a result of facts uncovered during the audit of fiscal 1999 financial statements, it will be necessary to restate downward previously announced results of operations for each of its fiscal years ended March 31, 1999, 1998 and 1997. The company announced in November 1999 that it would revise downward its previously announced results for the fiscal year ended March 31, 1999 and the first quarter of fiscal 2000.

     At this time, the company said it cannot predict when it will be able to release its restated financial results. The company did, however, announce that it expects the net aggregate amount of downward adjustments to previously-announced results for the fiscal years 1997, 1998, and 1999 to be approximately $9 million (approximately 70% of which pertains to fiscal 1999), and that it expects the net downward adjustments to the previously-announced results for the first quarter of fiscal 2000 to be approximately $2 million. The vast majority of adjustments relate to understatement of liabilities and nonrecognition of expenses. The company also stated that its audit committee has retained counsel to examine the facts and circumstances underlying these adjustments.

     The company also announced that it had received a waiver of certain defaults under its credit facility through April 1, 2000, although the entire outstanding balance of the credit facility is due and payable on April 1, 2000. The company intends to seek an extension of the credit facility before April 1, 2000, but there can be no assurance that such an extension will be obtained. If an extension is not obtained from the company's current lenders, the company will seek to refinance its outstanding borrowings under the credit facility on or prior to April 1, 2000 or pursue other sources of funding, although there can be no assurance that a refinancing or other sources of funding will be available on terms satisfactory to the company.
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     Forward-looking statements in this release including, without limitation, statements relating to the company's plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the continued waiver by the company's lenders of defaults and the company's ability to pay off or refinance its credit facility, unanticipated losses of service contracts, economic and labor conditions in the aviation industry and commercial security industry, the transition to new management, and negative publicity regarding the airline security and services and commercial staffing services industries. The company undertakes no obligations to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     International Total Services, or "ITS," is a significant domestic provider of aviation contract support services and also provides commercial security staffing services. ITS provides services to customers in more than 300 cities in the United States and Europe. Aviation services offered by ITS include skycap, baggage handling and aircraft appearance services, and wheelchair and electric cart operations. ITS' security services include the provision of commercial staffing services to aviation clients, government and business clients, hospitals, arenas and museums. Price quotes for the company's common stock currently appear on the Electronic Quotation System of the National Quotation Bureau LLC.


CONTACT:  International Total Services, Inc.
          Terri Jones, EVP, 216/642-4522